AMENDMENT AGREEMENT

This amendment agreement dated as of December 31, 2010 (the
"Fourth Amendment Agreement") is between Omagine, Inc.
(formerly Alfa International Holdings Corp.), a Delaware corporation (the "Company") and Sam Hamdan, an individual
("Hamdan").

This Fourth Amendment Agreement is an amendment to that certain consulting agreement dated March 19, 2007 to which the Company and Hamdan are Parties (the "March Agreement") as amended by that certain "Amendment Agreement" dated December 31, 2007, that certain "Second Amendment Agreement" dated December 31, 2008 and that certain "Third Amendment Agreement" dated December 31, 2009 is made pursuant to
Section 12 thereof. All capitalized terms in this Fourth Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the March Agreement (a copy of which is attached hereto as Exhibit A.)

The Parties hereby agree as follows:

     1. The words in Section 2(ii) of the March Agreement, the Amended Agreement, the Second Amendment
         Agreement and the Third Amendment Agreement are hereby deleted in their entirety and replaced by the following words: "December 31, 2011, or"

     2.  All other terms and conditions of the March
         Agreement remain in full force and effect.


IN WITNESS WHEREOF, the Parties have executed this Fourth
Amendment Agreement as of December 31, 2010.


Sam Hamdan                        Omagine, Inc.
                                  a Delaware corporation


By:  /s/ Sam Hamdan               By:  /s/ Frank J. Drohan
   ------------------                -----------------------
        Sam Hamdan                        Frank J. Drohan
                                          President